SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)

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SonoSite, Inc.,

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 3, 2003

Dear Shareholder:

     You are cordially invited to attend the 2003 Annual Meeting of Shareholders of SonoSite, Inc., which will be held on Tuesday, April 29, 2003, at 8:00 a.m., local time, at SonoSite’s principal executive offices at 21919 30th Drive S.E., Bothell, Washington 98021-3904.

     At the annual meeting, you will be asked to consider and vote to elect nine directors to SonoSite’s board of directors.

     SONOSITE’S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS.

     You should read carefully the accompanying notice of annual meeting of shareholders and the proxy statement for additional related information.

     Whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope. Your stock will be voted in accordance with the instructions you have given in your proxy. If you attend the annual meeting, you may vote in person if you wish, even though you previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

Sincerely, Kevin M. Goodwin President and Chief Executive Officer

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD.

SONOSITE, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD TUESDAY, APRIL 29, 2003

     We will hold the 2003 Annual Meeting of Shareholders of SonoSite, Inc. at 8:00 a.m., local time, on Tuesday, April 29, 2003, at SonoSite’s principal executive offices at 21919 30th Drive S.E., Bothell, Washington 98021-3904, for the following purposes:

•	to elect nine directors to SonoSite’s board of directors, and

•	to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

     The board of directors fixed the close of business on March 18, 2003, as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting.

     The directors elected will be the nine candidates receiving the greatest number of votes cast, in person or by proxy, at the annual meeting.

     You are cordially invited to attend the annual meeting. To ensure your representation at the annual meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the enclosed postage-prepaid envelope, even if you plan to attend the annual meeting. The shares will be voted in accordance with the instructions you give in your proxy. You may revoke your proxy at any time before it is voted either by returning a proxy for the same shares bearing a later date, filing with the Secretary of SonoSite a written revocation bearing a later date or attending the annual meeting and voting in person.

By order of the Board of Directors, Kathy Surace-Smith Vice President, General Counsel and Secretary

Bothell, Washington
April 3, 2003

SONOSITE, INC.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

     This proxy statement is being furnished to holders of shares of common stock of SonoSite in connection with the solicitation of proxies by our board of directors for use at our 2003 Annual Meeting of Shareholders to be held at SonoSite’s principal executive offices at 21919 30th Drive S.E., Bothell, Washington 98021-3904, at 8:00 a.m., local time, on Tuesday, April 29, 2003. Matters to be considered at the annual meeting are set forth in the accompanying notice of annual meeting of shareholders. It is expected that this proxy statement and accompanying form of proxy will be mailed to shareholders on April 3, 2003.

Record Date; Shares Entitled to Vote; Vote Required

     Only our shareholders of record at the close of business on March 18, 2003, are entitled to notice of and to vote at the annual meeting. On that date there were 14,213,239 shares of common stock outstanding. The number of shareholders of record of our common stock on March 18, 2003, was 3,511. This figure does not include the number of shareholders whose shares are held by a broker or clearing agency, but does include each such brokerage house or clearing agency as one holder of record.

Revocability of Proxies

     Shares represented at the annual meeting by properly executed proxies will be voted at the annual meeting and, where the shareholder giving the proxy specifies a choice, the proxy will be voted in accordance with the specification so made. A proxy may be revoked by a shareholder at any time either by:

•	filing with the Secretary of SonoSite, prior to the annual meeting, either a written revocation or a duly executed proxy bearing a later date, or

•	attending the annual meeting and voting in person, regardless of whether a proxy has previously been given.

     Presence at the annual meeting will not revoke the shareholder’s proxy unless such shareholder votes in person.

Quorum and Voting

     You will be entitled to one vote per share of common stock that you hold. You are not entitled to cumulative voting rights in the election of directors. Action may be taken on a matter submitted to shareholders at the annual meeting only if a quorum exists. The presence, in person or by proxy, of one-third of the outstanding shares of common stock entitled to vote as of the close of business on the record date constitutes a quorum. Abstentions and broker nonvotes will count toward establishing a quorum. Broker nonvotes occur when brokers holding shares in street name for beneficial owners do not receive instructions from the beneficial owners about how to vote the shares.

     Under applicable law and SonoSite’s Restated Articles of Incorporation and Amended and Restated Bylaws, if a quorum is present at the annual meeting, the nine nominees for election of directors who receive the greatest number of votes cast for the election of directors by shares present in person or represented by proxy and entitled to vote shall be elected directors.

     Abstentions from voting and broker nonvotes will have no effect on the election of directors because they will not represent votes cast at the annual meeting for the purpose of voting to elect directors.

Solicitation of Proxies

     Proxies may be solicited by our directors, officers and regular employees, without payment of any additional compensation to them. Proxies may be solicited in person, by mail or telephone. Any costs relating to such solicitation will be borne by us. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of common stock for their expenses in forwarding solicitation materials to beneficial owners.

PROPOSAL: ELECTION OF DIRECTORS

     At the annual meeting, nine directors are to be elected to hold office for a term of one year and, in each case, until his successor shall be elected and shall qualify. The board of directors has no reason to believe that any of the nominees listed below will be unable to serve as a director. If, however, any nominee becomes unavailable, the proxies will have discretionary authority to vote for a substitute nominee.

     Unless authority to do so is withheld, the persons named as proxies in the accompanying proxy will vote “FOR” the election of the nominees listed below.

     The following table sets forth the name and age of each nominee for election as a director, the positions and offices held by the nominee with SonoSite and the period during which the nominee has served as a director of SonoSite.

Nominees

Name	Age	Positions And Offices With SonoSite	Director Since
Kirby L. Cramer	66	Chairman of the Board of Directors (Non-executive)	1998
Kevin M. Goodwin	45	President, Chief Executive Officer and Director	1998
Edward V. Fritzky	52	Director	1998
Steven R. Goldstein, M.D	52	Director	1998
Ernest Mario, Ph.D	64	Director	1999
William G. Parzybok, Jr	60	Director	1998
Jeffrey Pfeffer, Ph.D	56	Director	1998
Richard S. Schneider, Ph.D	62	Director	2001
Jacques Souquet, Ph.D	56	Director	1998

     Kirby L. Cramer has served as our non-executive Chairman of the Board since April 1998. Since 1991, Mr. Cramer has served as Chairman Emeritus of Hazleton Laboratories Corporation, a contract biological and chemical research laboratory, which was acquired by Corning Inc. in 1987. He also served as Chairman of Northwestern Trust Company, a private wealth management company, from 1993 until it was acquired by Harris Trust Company, a private wealth management company, in 2002. Since the acquisition, he has served as Chairman of Harris Trust Company. From 1968 to 1987, Mr. Cramer served as Chief Executive Officer of Hazleton Laboratories Corporation. In addition to the above, Mr. Cramer is a member of the boards of directors of Harris Bank, N.A., a private national bank, Corus Pharma, a private biotechnology company, DJ Orthopedics Corporation, an orthopedic device company, Landec Corporation, a material sciences company, and Array BioPharma, a biopharmaceutical company. Mr. Cramer holds a B.A. degree from Northwestern University and a M.B.A. degree from the University of Washington and is a graduate of the Harvard Business School’s Advanced Management Program.

     Kevin M. Goodwin has served as our President, Chief Executive Officer and a director since April 1998. From February 1997 to April 1998, Mr. Goodwin served as Vice President and General Manager of ATL Ultrasound, Inc.‘s handheld systems business group. From August 1991 to February 1997, Mr. Goodwin served as Vice President and General Manager of ATL Ultrasound’s businesses in Asia, the Pacific and Latin America. From 1987 to August 1991, Mr. Goodwin served in a variety of sales positions at ATL Ultrasound. From 1980 to 1987, Mr. Goodwin served in various management positions with American Hospital Supply, Picker International and Baxter Healthcare Corporation, all medical equipment and supply distributors. Mr. Goodwin holds a B.A. degree from Monmouth College, with an emphasis on hospital management, and attended the Executive Program at the Stanford Graduate School of Business.

     Edward V. Fritzky has served as a director of SonoSite since April 1998. Mr. Fritzky served as Chairman of the Board and Chief Executive Officer of Immunex Corporation, a biotechnology company, from January 1994 until the merger of Immunex with Amgen Inc. in July 2002. Mr. Fritzky is currently a member of the board of directors of Amgen and also serves as special advisor to Amgen. From 1992 to 1994, he served as President of Lederle Laboratories, a division of American Cyanamid Company, a pharmaceutical and chemical company. Mr. Fritzky was Vice President of Lederle Laboratories from 1989 to 1992. Prior to joining Lederle Laboratories, he was an executive at Searle Pharmaceuticals, Inc., a subsidiary of the Monsanto Company, a pharmaceutical and chemical company. During his tenure at Searle, Mr. Fritzky was Vice President, Marketing for the United States and later President and General Manager of Searle Canada, Inc., a joint venture with Lorex Pharmaceuticals. Mr. Fritzky also serves on the board of directors of Geron Corporation, a biopharmaceutical company. Mr. Fritzky holds a B.A. degree from Duquesne University and is a graduate of the Advanced Executive Program at the J.L. Kellogg Graduate School of Management at Northwestern University.

     Steven R. Goldstein, M.D. has served as a director of SonoSite since April 1998. Since 1995, he has served as Professor of Obstetrics and Gynecology at New York University School of Medicine. Since July 1980, Dr. Goldstein has held various positions as a doctor of Obstetrics and Gynecology at New York University Medical Center, serving as Director of Gynecological Ultrasound since 1994, and as Co-Director of Bone Densitometry for the Department of Obstetrics and Gynecology since 1997. Dr. Goldstein holds an M.D. degree from New York University School of Medicine and completed his residency in Obstetrics and Gynecology at New York University-affiliated hospitals in 1980.

     Ernest Mario, Ph.D. has served as a director of SonoSite since December 1999. Dr. Mario serves as Chairman of IntraBiotics Pharmaceuticals Inc., a pharmaceutical company. Dr. Mario served as Chairman and Chief Executive of Apothogen, Inc., a pharmaceutical company, prior to its acquisition in April 2002 by IntraBiotics. Prior to joining Apothogen in 2002, Dr. Mario served as Chairman of the Board and Chief Executive Officer of ALZA Corporation, a manufacturer of therapeutic drug delivery systems. Prior to joining ALZA, Dr. Mario served as Chief Executive Officer of Glaxo Holdings plc, a pharmaceutical corporation, from May 1989 to March 1993, and as Deputy Chairman from January 1992 to March 1993. Prior to that time, Dr. Mario served as Chairman and Chief Executive Officer of Glaxo, Inc., a subsidiary of Glaxo Holdings, from 1988 to 1989 and as President and Chief Operating Officer of Glaxo, Inc. from 1986 to 1988. Dr. Mario is also a director of Catalytica Energy Systems, Inc., a biotechnology company, Orchid Biosciences, Inc., a biotechnology company, COR Therapeutics, Inc., a cardio-therapeutics company, and Pharmaceutical Product Development, Inc., a pharmaceutical product company. Dr. Mario holds a B.S. from Rutgers University and M.S. and Ph.D. degrees in physical sciences from the University of Rhode Island. He is an adjunct professor of pharmacy at the University of Rhode Island, and holds honorary doctorates from the University of Rhode Island and Rutgers University.

     William G. Parzybok, Jr. has served as a director of SonoSite since May 1998. From February 1991 to July 1998, Mr. Parzybok was Chairman of the Board and Chief Executive Officer of Fluke Corporation, a manufacturer of electronic test and measurement instruments. From 1988 to 1991, he served as Vice President and General Manager of various groups of Hewlett-Packard Company, a computer hardware and instrument manufacturer. Mr. Parzybok is a director of WRQ, Inc., a private software company, and Marned Corporation, a private development company. Mr. Parzybok holds B.S. and M.S. degrees from Colorado State University.

     Jeffrey Pfeffer, Ph.D. has served as a director of SonoSite since April 1998. He is the Thomas D. Dee II Professor of Organizational Behavior at the Graduate School of Business at Stanford University, where he has been a faculty member since 1979. He also served on the faculty at the University of Illinois and the University of California at Berkeley and served as the Thomas Henry Carroll-Ford Foundation Visiting Professor of Business Administration at Harvard Business School. Dr. Pfeffer is a member of the boards of directors of Portola Packaging, Inc., a plastic closure manufacturer, Actify, Inc., a private three-dimensional software company, Audible Magic Corporation, a private internet software company, and Unicru, Inc., a private application service provider of hiring management systems. Dr. Pfeffer holds B.S. and M.S. degrees from Carnegie Mellon University and a Ph.D. from Stanford University.

     Richard S. Schneider, Ph.D. has served as director of SonoSite since April 2001. From October 1990 until his retirement in June 1999, Dr. Schneider was general partner of Domain Associates in Princeton, New Jersey, a venture capital management firm focused on life sciences. From April 1986 to July 1990, he served as Vice President of 3i Ventures Corporation, a venture capital company. From June 1983 to December 1989, he served as President of Biomedical Consulting Associates, a biomedical products consulting company. From 1967 to June 1983, he was Vice President and founder of Syva Corporation, a diagnostics company that was part of Syntex Corporation, a pharmaceutical company. Dr. Schneider is a member of the boards of directors of Landec Corporation, a material sciences company, Selective Genetics Inc., a private gene therapy company, and MitoKor, a mitochondrial sciences company. Dr. Schneider holds a B.S. degree in chemistry from the University of California, Berkeley and a Ph.D. degree in organic chemistry from the University of Wisconsin. Dr. Schneider also completed post-doctoral studies at the Massachusetts Institute of Technology and attended the Stanford Graduate School of Business.

     Jacques Souquet, Ph.D. has served as a director of SonoSite since April 1998. Dr. Souquet served as Chief Technology Officer of Philips Medical Systems from January 2001 to mid-2002. Dr. Souquet is currently a consultant to Philips Medical Systems. From June 1993 to December 2000, Dr. Souquet served as Chief Technology Officer and Senior Vice President for Product Generation at ATL Ultrasound, which was acquired by Philips Medical Systems in September 1998. From March 1989 to June 1993, Dr. Souquet served as Director of Strategic Marketing and Product Planning and Vice President for Product Generation of ATL Ultrasound. He joined ATL Ultrasound in August 1981 as a principal scientist in the cardiology division. Dr. Souquet received a High Engineering Degree from Ecole Superieure d’Electricite of Paris, France, a Ph.D. degree from Orsay University of France in the field of optical memory, and a second Ph.D. degree from Stanford University in the field of new acoustic imaging techniques for medical ultrasound applications and nondestructive testing.

     The board of directors unanimously recommends a vote “FOR” the election of the nominees.

Director Compensation

     Directors who are employees of SonoSite do not receive any fee for their services as directors. Directors who are not employees of SonoSite are paid an annual retainer plus $1,000 for each board of directors meeting attended. Any nonemployee director serving as Chairman of the Board is paid an additional annual retainer. We also reimburse directors for reasonable expenses they incur in attending meetings of the board. In 2002, the annual retainer for nonemployee directors, except for the Chairman, was $20,000. The annual retainer for the Chairman was $16,000 plus an additional annual retainer of $75,000.

     Directors are eligible to receive options to purchase shares of our common stock under our 1998 Stock Option Plan, or 1998 Plan. Effective April 29, 2002, each nonemployee director, including the Chairman, automatically receives an option to purchase 20,000 shares of our common stock on the date of his or her initial election or appointment as director. Each nonemployee director, including the Chairman, thereafter receives an option to purchase 15,000 shares of our common stock immediately following the next year’s annual meeting of shareholders and each annual meeting of shareholders thereafter for as long as the director serves on our board. All options have an exercise price equal to the fair market value of the common stock on the date of grant. Options vest in full and become exercisable 12 months after the date of grant, assuming a director’s continued service on our board of directors during this time. Options expire on the tenth anniversary of the date of grant, subject to earlier termination if a director ceases to be a director. Immediately prior to a merger, consolidation, liquidation or similar reorganization of SonoSite, an option granted under the 1998 Plan may be exercised in whole or in part, regardless of whether the vesting schedule for the options has been satisfied.

Information on Committees of the Board of Directors and Meetings

     We have established an executive committee, a nominating and corporate governance committee, a compensation committee and an audit committee. Each of these committees is responsible to the board of directors and, except to the extent that sole authority over a particular matter has been granted to such committee, its activities are subject to approval of the board. The functions performed by these committees are summarized below.

     Executive Committee. Under our bylaws and subject to certain limitations imposed by state law, the executive committee possesses and may exercise, during the intervals between meetings of the board, the powers of the board in the management of the business and affairs of SonoSite. The executive committee, however, may not act upon matters requiring a vote greater than a majority of the directors present at a board meeting at which a quorum is in attendance. At each board meeting, the executive committee must make a report to the board of all action taken by it since its last report to the board.

     The members of the executive committee are Messrs. Cramer (Chairman), Goodwin, Fritzky and Parzybok and Dr. Schneider. There was one executive committee meeting in 2002.

     Nominating and Corporate Governance Committee. The nominating and corporate governance committee’s responsibilities include:

•	establishing criteria for board and committee membership,

•	reviewing candidates’ and current directors’ qualifications,

•	assessing the contributions of current directors in connection with their renomination,

•	overseeing and reviewing SonoSite’s processes for providing information to the board and the continuing education of the directors,

•	assessing the reporting channels through which the board receives information, and the quality and timeliness of the information received, and

•	making recommendations to the board regarding such matters.

     The nominating and corporate governance committee does not consider nominees recommended by shareholders. The members of the nominating and corporate governance committee currently are Messrs. Fritzky (Chairman), Cramer and Parzybok and Dr. Schneider. There was one nominating and corporate governance committee meeting in 2002.

     Compensation Committee. The compensation committee’s responsibilities include:

•	reviewing and approving the performance, compensation and benefits for directors and our executive officers,

•	administering our incentive compensation and benefits plans, and

•	making recommendations to the board of directors regarding such matters.

     The members of the compensation committee currently are Drs. Schneider (Chairman), Goldstein and Souquet and Mr. Cramer. There were five compensation committee meetings in 2002.

     Audit Committee. The audit committee’s responsibilities include:

•	reviewing the adequacy of the audit committee’s charter at least annually,

•	reviewing SonoSite’s financial statements prior to filing with the Securities and Exchange Commission,

•	consulting with management and the independent auditors regarding the integrity of our financial reporting processes and controls,

•	reviewing the independence and performance of our independent auditors,

•	reviewing with the independent auditors the quality and appropriateness of SonoSite’s accounting principles,

•	approving the fees and other significant compensation to be paid to our independent auditors,

•	reviewing and assessing the performance of accounting and finance personnel within SonoSite, and

•	communicating to the full board of directors the results of work performed by and issues raised by our independent auditors and legal counsel.

     The members of the audit committee currently are Messrs. Parzybok (Chairman) and Fritzky and Drs. Mario and Pfeffer. There were four audit committee meetings in 2002.

     In 2002, there were four meetings of the board of directors. Each board member attended at least 75% of the meetings of the board, except for Dr. Mario who attended 50% of our board meetings. Each board member attended at least 75% of the meetings of each committee of which he was a member.

Compensation Committee Interlocks and Insider Participation

     None of our executive officers serves as a member of the compensation committee or board of directors of any entity that has an executive officer serving as a member of our compensation committee or board of directors.

EXECUTIVE OFFICERS

     Our executive officers and their ages as of December 31, 2002, are as follows:

Name	Age	Positions	Officer Since
Kevin M. Goodwin	45	President, Chief Executive Officer and Director	1998
Bradley G. Garrett	52	Chief Customer Fulfillment Officer	2000
Michael J. Schuh	42	Vice President – Finance and Chief Financial Officer	2000

     Kevin M. Goodwin’s biographical summary is included under “Nominees” on page 2.

     Bradley G. Garrett has served as our Chief Customer Fulfillment Officer since October 2001. From April 2000 to September 2001, Mr. Garrett served as our Vice President — Operations. From February 1998 to April 2000, Mr. Garrett served as Vice President of Operations for Laughlin-Wilt Group, a contract manufacturer of printed circuit assemblies and electronic products. From August 1995 to December 1997, Mr. Garrett served as Vice President of Operations for Advanced Input Devices, a manufacturer of custom keyboards and input devices. From 1988 to 1995, Mr. Garrett served as Director of Systems Operations for ATL Ultrasound. Mr. Garrett holds B.A. and M.B.A. degrees from the University of Oregon.

     Michael J. Schuh has served as our Vice President — Finance and Chief Financial Officer since July 2000, and as our Treasurer since February 2003. From July 2000 to October 2002, Mr. Schuh also served as our Secretary. From December 1999 to June 2000, Mr. Schuh served as the Chief Operating Officer and Chief Financial Officer of Capital Associates, a leasing company. From June 1986 to November 1999, Mr. Schuh worked in various positions at Leasetec Corporation, a high technology leasing company, serving as Vice President — Finance from July 1997 to November 1999, Director of Strategic Planning and Acquisitions from January 1995 to July 1997, European Finance Director from June 1991 to January 1995 and Corporate Controller from June 1986 to June 1991. From August 1982 to June 1986, Mr. Schuh worked at Deloitte Haskins & Sells, an accounting firm. Mr. Schuh holds a B.B.A. degree in accounting from the University of Wisconsin.

EXECUTIVE COMPENSATION

Summary Compensation

     The following summary compensation table sets forth information regarding compensation paid to our chief executive officer and our other named executive officers for the last three years.

	Annual Compensation			Long-Term Awards Common Stock Underlying	All Other Compensation
Name and Principal Position	Year	Salary	Bonus	Options (#)	(1)
Kevin M. Goodwin	2002	$275,000	$77,500	—	$32,577
President and Chief Executive Officer	2001	275,000	—	100,000	8,201
	2000	279,900	—	—	9,398

Jens U. Quistgaard (2)	2002	129,615	25,000	—	40,170
Chief Product and Marketing Officer	2001	203,846	—	30,000	7,301
	2000	194,807	—	15,000	7,302

Bradley G. Garrett (3)	2002	195,000	39,500	20,000	20,629
Chief Customer Fulfillment Officer	2001	178,077	—	10,000	1,151
	2000	119,300	20,000	80,000	3,680

Michael J. Schuh (4)	2002	190,000	59,000	25.000	3,364
Vice President — Finance and Chief	2001	170,769	—	30,000	3,532
Financial Officer	2000	68,653	20,000	60,000	120,378

(1)	Unless otherwise indicated, All Other Compensation consists of employer-matching contributions made to the SonoSite 401(k) Retirement Savings Plan and group term life premiums paid by SonoSite, and for year 2002, it also consists of accrued vacation time paid by SonoSite.

(2)	Dr. Quistgaard’s services as Chief Product and Marketing Officer ended on August 5, 2002.

(3)	2000 salary for Mr. Garrett represents compensation received from April 17, 2000, through December 31, 2000. All Other Compensation for 2000 represents $1,523 in closing costs on the sale of Mr. Garrett’s home and $2,157 for employer-matching 401(k) contributions and group term life insurance premiums paid by SonoSite.

(4)	2000 salary for Mr. Schuh represents compensation received from July 24, 2000 through December 31, 2000. All Other Compensation for 2000 represents $70,372 for a relocation allowance, including the net closing costs on the sale of Mr. Schuh’s house, $46,274 for the tax gross-up, and $3,732 for employer-matching 401(k) contributions and group term life premiums paid by SonoSite.

Option Grants in 2002

     The following table sets forth information regarding stock options granted to our executive officers named in the summary compensation table above during the year ended December 31, 2002.

	Number of Securities Underlying Options	Percent of Total Options Granted to Employees in	Exercise Price Per	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name	Granted (#)	2002 (%) (1)	Share (2)	Date	5%	10%
Kevin M. Goodwin	—	—	—	—	—	—
Jens U. Quistgaard	—	—	—	—	—	—
Michael J. Schuh	25,000	6.34	$12.255	September 19, 2012	$192,678	$488,283
Bradley G. Garrett	20,000	5.07	$12.255	September 19, 2012	154,142	390,626

(1)	Based on a total of 394,600 options granted to employees during 2002.

(2)	The exercise price per share is the average of the high and low sales prices of our common stock as reported on the date of grant by the Nasdaq National Market.

(3)	The assumed rates of appreciation are prescribed by the Securities and Exchange Commission for illustrative purposes only and are not intended to forecast or predict future stock prices.

Option Exercises and Year-End Values

     The following table sets forth information regarding the net value realized on the exercise of options during 2002 and the value of outstanding options at December 31, 2002 by our executive officers named in the summary compensation table above.

	Shares Acquired	Value	Number of Securities Underlying Unexercised Options (#)		Value of Unexercised In-the-Money Options ($) (2)
Name	on Exercise (#)	Realized ($) (1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Kevin M. Goodwin	—	—	190,000	90,000	$919,875	$—
Jens U. Quistgaard (3)	96,250	$456,360	—	—	—	—
Bradley G. Garrett	—	—	42,500	67,500	1,950	18,250
Michael J. Schuh	—	—	37,500	77,500	—	20,375

(1)	The value realized upon exercise of an option is the difference between the fair market value of the shares received upon exercise, valued on the exercise date, and the exercise price paid.

(2)	The value of the unexercised options is calculated based on the closing price of our common stock as reported on the Nasdaq National Market on December 31, 2002, which was $13.07 per share.

(3)	Dr. Quistgaard’s services as Chief Product and Marketing Officer ended on August 5, 2002.

Change-in-Control Arrangements

     Change-in-Control Agreements. We have entered into change-in-control agreements with Messrs. Garrett, Goodwin and Schuh. These agreements are substantially similar to each other. Each agreement provides for an initial term of two years, with automatic renewal for successive two-year terms on each annual anniversary date of the agreement, unless earlier terminated. However, if a change in control (as defined in the agreements) occurs, each agreement will expire two years after the change in control, unless earlier terminated. Each agreement may be earlier terminated:

•	prior to a change in control, by us upon 30-day prior written notice, so long as a change in control does not occur prior to the termination date set forth in the notice,

•	prior to a change in control, by the executive upon 30-day prior written notice, whether or not a change in control occurs prior to the termination date set forth in the notice, and

•	after a change in control, by us or the executive upon 30-day prior written notice.

     Upon a change in control, during the term of the agreement, the executive will receive an annual base salary that is no less than the annual base salary in effect immediately before the change in control and an annual bonus equal to at least the average of the three annual bonuses paid to the executive in the three years prior to the change in control. The executive also will be entitled to continue participating in our employee benefit and welfare benefit plans and programs.

     Following a change in control, if the executive is terminated for cause or due to the expiration of his change-in-control agreement, or if he terminates his employment for reasons other than for good reason (as defined in the agreement), the executive will receive only his salary and any accrued benefits for the period of service prior to such termination or expiration.

     Following a change in control, if the executive’s employment is terminated for any reason other than death or disability, or any reason other than for cause, or if the executive terminates his employment for good reason, the executive will receive:

•	severance payments equal to two times the sum of (i) the executive’s annual base salary in effect immediately prior to the date of the change in control or the date of termination, whichever salary is higher, unless the executive is a part-time employee on the date of termination, in which case the executive’s annual base salary in effect on the date of termination will be paid, and (ii) a payment equal to the percentage of the executive’s annual base salary to be paid under clause (i) above that was paid as a bonus for the fiscal year ended immediately prior to the change in control or, if no bonus was paid in the prior year or if the termination occurred prior to the determination of such percentage, a payment of 10% of the annual base salary to be paid under clause (i),

•	a payment equal to the amount of any accrued benefits prior to the date of termination, and

•	welfare benefits, at our expense, for a period of one year after the date of termination or a payment, at our option, equal to the cost of such welfare benefits for this one-year period.

     The agreement also provides for payments to the executive if the executive, following a change in control, suffers a disability while employed by us and provides for payments to the executive’s estate if the executive dies while employed by us.

     1998 Plan. Under the 1998 Plan (and under our Management Incentive Compensation Plan, which incorporates the terms of the 1998 Plan with respect to stock options), upon a change in control each outstanding option will automatically become exercisable in full for the total remaining number of shares covered by the option. In addition, during the 90-day period following a change in control, an optionee may choose to receive cash equal to the difference between the exercise price of the option and the fair market value of a share of common stock of SonoSite as determined pursuant to the 1998 Plan, except during the six-month period prior to the change in control, in lieu of exercising the option and paying the option price. All restrictions on shares of restricted stock, if any are granted under the 1998 Plan, will lapse upon a change in control.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information regarding our existing compensation plans and individual compensation arrangements pursuant to which our equity securities may be issued to employees, directors, consultants, advisors or other persons, in exchange for consideration in the form of services:

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrant and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans	1,441,545	(1)	$13.40	473,375
approved by security holders
Equity compensation plans not	1,460,201	(2)	$16.93	227,687
approved by security holders
Total	2,901,746		$15.18	701,062

(1)	Issuable under our 1998 Stock Option Plan, Management Incentive Compensation Plan, Nonemployee Director Stock Option Plan and Adjustment Plan.

(2)	Issuable under our 1998 Nonofficer Employee Stock Option Plan as described in Note 7 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002. Also includes 95,000 options outside of all plans issued to corporate officers in 2000.

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

     The information contained in the following report of the compensation committee of our board of directors shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission except to the extent that SonoSite specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

     The current members of the compensation committee of the board of directors are Richard S. Schneider, Ph.D. (Chairman), Steven R. Goldstein, M.D., Jacques Souquet, Ph.D. and Kirby L. Cramer, all of whom are nonemployee directors. Dr. Schneider served on the compensation committee for the entire year of 2002, and Drs. Goldstein’s and Souquet’s and Mr. Cramer’s services on the committee began on October 22, 2002. The compensation committee is responsible for SonoSite’s executive compensation program and for administering the 1998 Plan, under which stock option grants and other types of incentive compensation may be made to executive officers. On an annual basis, the compensation committee evaluates the performance and compensation of SonoSite’s executive officers.

     Our executive compensation philosophy is based on two key elements. The first is to attract and retain talented executive personnel by paying them market or a premium to market base salary. Offering market or premium to market base salary is designed to provide the executive personnel with the benefits of a stable base compensation that is comparable to what they would receive from most of our competitors. The second element is to provide executive personnel with a substantial equity position in the form of stock options. These stock options link individual compensation to individual contribution and company performance, and align the executives’ financial interests with those of our shareholders.

     Base Salaries. We determined at the time of our spin-off from ATL Ultrasound in April 1998 that our executive officers would not be eligible for an increase in base salary until 2000. In 2000, the compensation committee undertook a review of the compensation levels of our executive officers in comparison to executive salary information for publicly held medical device companies having market capitalization comparable to ours. It was then, and remains, our intention that once our executive officers’ base salaries were brought up to a level representing market or a premium to market base salary, we would make adjustments as necessary to maintain them at market or a premium to market, but we would not otherwise routinely increase our executive officers’ base salaries. In January 2003, we engaged a consulting firm to evaluate our executive officers’ base salaries relative to the market and recommend any adjustments to them. Once we receive the final report, the compensation committee will consider the recommended adjustments.

     In 2000, based on the compensation committee’s review of the historical base salary of Kevin Goodwin, our President and Chief Executive Officer, and the current base salaries of the chief executive officers of a comparison group of selected publicly traded medical device companies and after considering our performance during the previous year, the compensation committee recommended that the board increase Mr. Goodwin’s base salary to $275,000. The comparison group of publicly traded medical device companies consisted of AnthroCare Corp., Cytyc Corporation, VidaMed, Inc., Sonus Pharmaceuticals, Inc. and Somnus Medical Technologies, Inc. The compensation committee believes that the comparison group was representative of industry norms in early 2000. During 2001 and 2002, the compensation committee did not recommend to the board any change in Mr. Goodwin’s base salary, and it remained $275,000.

     Based on the compensation committee’s year 2002 review of our executive officer base salaries and after considering our performance during the previous year, the compensation committee did not recommend to the board any change in the base salaries of our executive officers.

     Bonuses. The compensation committee may recommend to the board cash bonuses to our executives based on attaining both corporate and individual goals. For fiscal year 2002, the compensation committee recommended cash bonuses of $77,500 for Mr. Goodwin, $39,500 for Mr. Garrett and $59,000 for Mr. Schuh.

     Stock Option Grants. Stock options are granted to provide a long-term incentive opportunity that is directly linked to increases in shareholder value. Generally, options are granted with an exercise price at least equal to the market value of the common stock on the date of grant and have 10-year terms. Options granted prior to October 22, 2002 are generally exercisable in 25% annual increments beginning one year from the date of grant. In October 2002, the compensation committee recommended to the board, and the board approved, a change in the vesting schedule for employee option grants in order to make the terms of our options consistent with prevailing market practice. Beginning on October 22, 2002, initial options granted to new employees vest and become exercisable 25% on the one-year anniversary of the date of hire, and then vest approximately 2% monthly thereafter, with the options becoming 100% vested and exercisable four years from the employee’s date of hire. Option grants made to employees who have been employed by us for at least one year vest approximately 2% per month, commencing one month from the date of grant, with 100% vested and exercisable four years from the date of grant. The compensation committee considers the performance of the officers during the past year when determining the amount of options to be granted to them.

     During 2002, we granted options to purchase 45,000 shares of SonoSite stock to the officers named in this proxy statement. Mr. Goodwin did not receive any grants to purchase shares of our stock, and other officers named in this proxy statement received grants to purchase 20,000 and 25,000 shares of our stock during 2002. These options were granted in connection with our annual review of officer compensation.

     The compensation committee has adopted a policy with respect to the application of Section 162(m) of the Internal Revenue Code, which generally imposes an annual corporate deduction limitation of $1,000,000 on the compensation of our executive officers. Pursuant to Section 162(m), compensation above $1,000,000 may be deducted if it is “performance-based compensation” within the meaning of the Code and approved by the Company’s shareholders. The compensation committee expects that the cash compensation that SonoSite will pay to each of its executive officers will be below $1,000,000, and the compensation committee believes that stock options granted under the 1998 Plan will qualify as “performance-based compensation” pursuant to Section 162(m).

Compensation Committee Richard S. Schneider, Ph.D. (Chairman) Kirby L. Cramer Steven R. Goldstein, M.D. Jacques Souquet, Ph.D.

AUDIT COMMITTEE REPORT

     The information contained in the following report of the audit committee of our board of directors shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission except to the extent that SonoSite specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

     The audit committee of the board of directors is comprised of William G. Parzybok, Jr. (Chairman), Edward V. Fritzky, Ernest Mario, Ph.D. and Jeffrey Pfeffer, Ph.D. Messrs. Parzybok and Fritzky served on the audit committee for the entire year of 2002, and Drs. Mario’s and Pfeffer’s services on the committee began on October 22, 2002. The audit committee operates under a written charter, as revised on October 21, 2002, adopted by the board of directors. We are in compliance with the listing standards of the National Association of Securities Dealers, Inc. on audit committee charters and composition.

     Our management is responsible for our internal controls and the financial reporting process. Our independent auditor, KPMG LLP, is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report on its audit. The audit committee’s responsibility is to monitor and oversee these processes. In addition, the audit committee recommends to the full board of directors the selection of our independent auditors.

     In this context, the audit committee has met and held discussions with management and the independent auditors. In addition, the members of the audit committee individually reviewed our financial statements before their filing with the SEC in our periodic reports on Forms 10-Q and 10-K. Management represented to the audit committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The audit committee met with the independent auditors, without management present, to discuss the results of their audit, the evaluation of our internal controls and the overall quality of our financial reporting. The audit committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

     The audit committee also reviewed with our independent auditors the written disclosures required by the Independence Standards Board’s Standard No. 1, “Independence Discussions with Audit Committees,” and considered the compatibility of nonaudit services and the fees paid by us for those services with the auditors’ independence.

     Based on the audit committee’s discussion with management and the independent auditors and its review of the representation of management and the report of the independent auditors to the audit committee, the audit committee recommended that the board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

Audit Committee William G. Parzybok, Jr. (Chairman) Edward V. Fritzky Ernest Mario, Ph.D. Jeffrey Pfeffer, Ph.D.

PERFORMANCE GRAPH

     The following graph compares the cumulative total return on shares of SonoSite’s common stock with the cumulative total return of the Nasdaq National Market, U.S. Index and the Nasdaq Medical Devices, Instruments and Supplies, Manufacturers and Distributors Stocks Index for the period beginning on April 7, 1998, and ending on December 31, 2002.

	4/07/98	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
SonoSite, Inc	$100.00	$94.32	$287.50	$115.91	$233.55	$118.82
Nasdaq National Market, U.S. Index	$100.00	$123.22	$229.00	$137.81	$109.32	$75.53
Nasdaq Medical Devices, Instruments and
Supplies, Manufacturers and Distributors
Stocks Index	$100.00	$103.79	$125.70	$130.44	$142.26	$115.20

     Assumes $100 invested in shares of SonoSite’s common stock, the Nasdaq National Market, U.S. Index and the Nasdaq Medical Devices, Instruments and Supplies, Manufacturers and Distributors Stocks Index, with all dividends reinvested. Stock prices shown above for the common stock are historical and not indicative of future price performances.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by Commission regulation to furnish us with copies of all Section 16(a) forms they file.

     Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no forms were required for those persons, we believe that during the 2002 fiscal year, all filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

     Except as otherwise noted, the following table summarizes information regarding the beneficial ownership of our outstanding common stock as of February 28, 2003, for:

•	each person or group that we know owns more than 5% of the common stock,

•	each of our directors,

•	each of our named executive officers, and

•	all of our directors and executive officers as a group.

     Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes shares over which the indicated beneficial owner exercises voting or investment power. Shares of common stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated, we believe the beneficial owners of the common stock listed below, based on information furnished by them, have sole voting and investment power with respect to the number of shares listed opposite their names. As of February 28, 2003, 14,206,280 shares of common stock were issued and outstanding. The officers and directors in the following table can be reached at our principal offices.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
State of Wisconsin Investment Board (1)	2,292,200	16.14%
121 East Wilson Street
Madison, WI 53702
WM Advisors (1)	1,446,488	10.18
1201 Third Avenue, Suite 1400
Seattle, WA 98101
Brown Investment Advisory & Trust Company (1) (2)	1,133,501	7.98
901 South Bond Street, Suite 400
Baltimore, MD 21231
Kevin M. Goodwin (3)	245,302	1.70
Kirby L. Cramer (4)	99,632	*
Bradley G. Garrett (5)	60,000	*
Michael J. Schuh (6)	48,500	*
Jacques Souquet, Ph.D. (7)	48,387	*
Jeffrey Pfeffer, Ph.D. (8)	32,800	*
William G. Parzybok, Jr. (9)	32,000	*
Edward V. Fritzky (9)	26,000	*
Ernest Mario, Ph.D. (10)	25,000	*
Steven R. Goldstein, M.D. (11)	15,000	*
Jens U. Quistgaard, Ph.D. (12)	12,000	*
Richard S. Schneider, Ph.D. (13)	10,000	*
All directors and executive officers as a group (12 people) (14)	654,621	4.44

*	Less than one percent.

(1)	Based on publicly available information as of December 31, 2002.

(2)	Includes 774,226 shares held by its wholly owned subsidiary, Brown Investment Advisory Incorporated.

(3)	Includes 215,000 shares subject to options exercisable within 60 days of February 28, 2003 and 10,602 shares held in an individual retirement account.

(4)	Includes 55,000 shares subject to options exercisable within 60 days of February 28, 2003 and 2,000 shares held by Mr. Cramer’s spouse.

(5)	Includes 60,000 shares subject to options exercisable within 60 days of February 28, 2003.

(6)	Includes 45,000 shares subject to options exercisable within 60 days of February 28, 2003 and 1,000 shares held in an Individual Retirement Account.

(7)	Includes 31,498 shares subject to options exercisable within 60 days of February 28, 2003.

(8)	Includes 25,000 shares subject to options exercisable within 60 days of February 28, 2003 and 7,800 shares over which Dr. Pfeffer and his spouse share voting and dispositive power.

(9)	Includes 25,000 shares subject to options exercisable within 60 days of February 28, 2003.

(10)	Includes 20,000 shares subject to options exercisable within 60 days of February 28, 2003 and 5,000 shares held by Dr. Mario’s spouse.

(11)	Includes 15,000 shares subject to options exercisable within 60 days of February 28, 2003.

(12)	Dr. Quistgaard’s services as Chief Product and Marketing Officer ended on August 5, 2002.

(13)	Includes 10,000 shares subject to options exercisable within 60 days of February 28, 2003.

(14)	Includes 526,498 shares subject to options exercisable within 60 days of February 28, 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Relationship with ATL Ultrasound. One of our directors, Jacques Souquet, Ph.D., retired in 2002 from his position as an executive officer of Philips Medical Systems, which acquired all of the outstanding shares of ATL in 1998. In connection with our spin-off from ATL, we entered into the following agreements with ATL that govern our relationship and provide for the allocation of certain liabilities and obligations arising from periods prior to the spin-off:

     Technology Transfer and License Agreement. We entered into a technology transfer and license agreement with ATL. Under this agreement, we took ownership of certain ultrasound technology developed as part of a government grant and also patent rights, which had been established or were being pursued for that technology.

     As part of this agreement, we also entered into a cross-license whereby we have the exclusive right to use technology existing on the Distribution Date or developed by ATL during the three-year period following the Distribution Date in ultrasound devices weighing 15 pounds or less, and ATL has the exclusive right to use our technology existing on the Distribution Date or developed by us during the same three-year period in ultrasound devices weighing more than 15 pounds. On April 6, 2003, this license becomes nonexclusive and, except for the patented technology of each party, extends to all ultrasound devices regardless of weight.

     Our license from ATL bears a royalty equivalent to a percentage of the net sales of ultrasound products under fifteen pounds that use ATL technology. Royalty payments are required through September 2007. If prior to April 6, 2003, any single person or entity obtains, directly or indirectly, voting control of a majority of our common stock or the power to elect our entire board of directors, we will be required to pay $150 million to ATL. If at any time between April 6, 2003 and April 6, 2006, any single person or entity engaged in the medical diagnostic imaging business, other than through the sale or manufacture of our products, obtains, directly or indirectly, voting control of a majority of our common stock or the power to elect our entire board of directors, we will be required to pay $75 million to ATL.

     OEM Supply Agreement. We entered into an OEM Supply Agreement with ATL Ultrasound under which we had the option to have our ultrasound products and subassemblies manufactured exclusively for us by ATL Ultrasound in accordance with our specifications for a period up to five years from April 6, 1998. During 1999 and the first half of 2000, ATL produced many of our products, including our systems and most of our transducers. During the fourth quarter of 2000, we completed the transition of our manufacturing operations from ATL to our own facility. This included transferring equipment, personnel and inventory. No payments have been made to ATL as a result of this contract since 2000.

     Change-in-Control Agreements with our Executive Officers. We have entered into change-in-control agreements with Messrs. Garrett, Goodwin and Schuh, our executive officers. See “Executive Compensation — Change-in-Control Arrangements.” We believe that the transactions described above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. Any future transactions between us and our officers, directors, principal shareholders and their affiliates will be subject to approval by a majority of our board of directors, including a majority of our independent and disinterested directors, and will be on terms that we believe are no less favorable to us than would be available from independent third parties.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The board of directors has selected KPMG LLP, certified public accountants, to act as our independent auditor for the fiscal year ending December 31, 2003. KPMG has been our auditor since 1998.

     A representative of KPMG is expected to be present at the annual meeting and will have the opportunity to make a statement, if the representative so desires. The representative will be available to respond to appropriate questions from shareholders.

FEE DISCLOSURES

     The following chart shows the aggregate fees billed to SonoSite for professional services in the named categories for the year ended December 31, 2002:

Fee	Amount
Audit fees	$199,000
Audit-related fees	172,000
Financial information systems design and
implementation fees	—
All other fees*	127,000

Total	$498,000

* Primarily tax-related

     Our audit committee has determined that KPMG LLP’s rendering of all other nonaudit services is compatible with maintaining auditor independence.

OTHER BUSINESS

     The board of directors does not intend to present any business at the annual meeting other than as set forth in the accompanying notice of annual meeting of shareholders and has no present knowledge that any others intend to present business at the annual meeting. If, however, other matters requiring the vote of the shareholders properly come before the annual meeting or any adjournment or postponement thereof, the persons named in the accompanying proxy will have discretionary authority to vote the proxies held by them in accordance with their judgment as to such matters.

DEADLINE FOR RECEIPT OF
SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

     Shareholder proposals intended for inclusion in the proxy materials for our 2004 annual meeting must be received by us no later than December 4, 2003 (the anniversary date of this year’s proxy mailing minus 120 days).

     Pursuant to our bylaws, shareholders that intend to present a proposal that will not be included in the proxy materials must give written notice of the proposal to us no fewer than 90 days prior to the date of the 2004 annual meeting. If our 2004 annual meeting is scheduled for a date earlier than the first Tuesday in May, however, such notice must be given within ten days after our first public disclosure of the scheduled meeting date. In addition, if we receive notice of a shareholder proposal after February 17, 2004 (the anniversary date of this year’s proxy mailing minus 45 days), the persons named as proxies in the proxy materials will have discretionary authority to vote on such shareholder proposal.

     Such proposals should be directed to the Secretary, SonoSite, Inc., 21919 30th Drive S.E., Bothell, Washington 98021-3904.

ANNUAL REPORT AND FORM 10-K

     A copy of our combined annual report to shareholders and annual report on Form 10-K for the year ended December 31, 2002 accompanies this proxy statement. If you did not receive a copy, you may obtain one without charge by writing or calling Investor Relations, SonoSite, Inc., 21919 30th Drive S.E., Bothell, Washington 98021-3904, (425) 951-1200.

By order of the Board of Directors Kathy Surace-Smith Vice President, General Counsel and Secretary

Bothell, Washington
March 31, 2003

     Whether or not you plan to attend the annual meeting, please complete, sign, date and promptly return the accompanying proxy in the enclosed postage-paid envelope. You may revoke your proxy at any time prior to the annual meeting. If you decide to attend the annual meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

     Thank you for your attention to this matter. Your prompt response will greatly facilitate arrangements for the annual meeting.

Appendix A

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
(Revised: October 21, 2002)

I. Audit Committee Purpose

     The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

—	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

—	Monitor the independence and performance of the Company’s independent auditors and internal auditing department

—	Provide an avenue of communication, including a meeting summary as part of regular Board meetings, among the independent auditors, management, the internal auditing department and the Board of Directors.

—	Monitor compliance with legal and regulatory requirements.

II. Audit Committee Composition and Meetings

     Audit Committee members shall meet the requirements of the NASD (Nasdaq) Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

     Audit Committee members shall be appointed by the Board. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership. Terms of Audit Committee members will last two years, at which time, a member will require reappointment by vote of the Board of Directors.

     The Committee shall meet at least four times annually or more frequently as circumstances dictate. The Audit Committee Chair shall approve an agenda in advance of each meeting. The Committee should meet privately in executive session at each meeting with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review SonoSite’s financial statements and significant findings based upon the auditors’ limited review procedures.

III. Audit Committee Responsibilities and Duties

Review Procedures

1)	Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2)	Review SonoSite’s annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

3)	In consultation with management and the independent auditors, consider the integrity of SonoSite’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management’s responses.

4)	Review, with financial management and the independent auditors, SonoSite’s quarterly financial results prior to release of earnings and/or SonoSite’s quarterly financial statements prior to filing or distribution. Discuss any significant changes to SonoSite’s accounting principles and any items communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

5)	Review the results of any regulatory or other audits as performed.

Independent Auditor

6)	The Audit Committee is directly responsible for the oversight of the independent auditor and has responsibility for their appointment, termination and compensation (subject, if applicable, to shareholder ratification). The auditor will report directly to the Committee and the Committee will be responsible for the resolution of any disagreements between management and the auditor regarding financial reporting.

7)	Approve all audit fees and terms and all non-audit services provided by the independent auditor, and shall consider whether these services are compatible with the auditor’s independence. Any member of the Committee, who is an independent member of the board of directors, may approve additional proposed non-audit services that arise between Committee meetings provided that the decision to pre-approve the service is presented at the next scheduled Committee meeting.

8)	On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditor’s independence.

9)	Review the independent auditor’s audit plan, including scope, staffing, locations, reliance on management, and general audit approach.

10)	Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditor. Discuss certain matters required for communication to audit committees in accordance with AICPA SAS 61. Items to be included in this discussion include:

—	The auditor’s responsibility under Generally Accepted Auditing Standards (GAAS);

—	Significant accounting policies;

—	Management judgments and accounting estimates;

—	Significant audit adjustments (if any);

—	Other information in documents containing audited financial statements;

—	Disagreements with management (if any), including accounting principles, scope of audit and/or disclosures;

—	Consultation with other accountants by management;

—	Major issues discussed with management prior to retention; and

—	Difficulties encountered in performing the audit (if any).

11)	Consider the independent auditor’s judgments about the quality and appropriateness of SonoSite’s accounting principles as applied in its financial reporting. Discussion should include a discussion of significant estimates used, disclosures made, and whether accounting principles appear reasonable from the perspective of income, asset and liability recognition, and whether those principles are common practices or are minority practices.

Regulatory and Legal Compliance

12)	At least annually, review with SonoSite’s senior regulatory official, any regulatory or legal matters that could have a significant impact on SonoSite’s financial statements, compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

13)	At least annually, review with SonoSite’s legal counsel, any legal matters that could have a significant impact on SonoSite’s financial statements, compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

14)	Annually prepare a report to shareholders as required by the SEC. The report should be included in SonoSite’s annual proxy statement.

15)	Perform any other activities consistent with this Charter, SonoSite’s by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

16)	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

17)	Periodically perform a self-assessment of audit committee performance.

18)	Periodically review and assess the performance of accounting and finance personnel within the Company.

19)	Review policies and procedures relating to officer and director expense accounts.

20)	Conduct or authorize investigations into matters within the scope of the Committee’s duties, including retaining independent counsel, accountants, or other specialists as deemed necessary. Funding for such advisers shall be provided by SonoSite.

21)	Establish procedures for:

a)	the receipt, retention and treatment of complaints received by SonoSite regarding accounting, internal accounting controls or auditing matters; and

b)	the confidential, anonymous submission by SonoSite employees of concerns regarding questionable accounting or auditing matters.

SONOSITE, INC. C/O PROXY SERVICES P.O. BOX 9112 FARMINGDALE, NY 11735	VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to SonoSite, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	SSITE1	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

SONOSITE, INC.
The board of directors recommends a vote “For” the Nominees.	For All	Withhold All	For All Except
1.	Election of 9 directors

Nominees:
01) Kirby L. Cramer
02) Kevin M. Goodwin
03) Edward V. Fritzky
04) Steven R. Goldstein, M.D.
05) Ernest Mario, Ph.D.
06) William G. Parzybok, Jr.
07) Jeffrey Pfeffer, Ph.D.
08) Richard S. Schneider, Ph.D.
09) Jacques Souquet, Ph.D.

	☐	☐	☐	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
Please sign exactly as your name appears hereon. Attorneys, trustees, executors and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associations, etc. and give his or her title. If your shares are held by two or more persons, each person must sign. Receipt of the notice of meeting and proxy statement is hereby acknowledged.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

SONOSITE, INC.

This Proxy is solicited by the Board of Directors for the
Annual Meeting of Shareholders — April 29, 2003

      The undersigned hereby appoint(s) Kevin M. Goodwin, Michael J. Schuh and Kathy Surace-Smith and each of them as proxies, with full power of substitution, to represent and vote as designated, all shares of common stock of SonoSite, Inc., held of record by the undersigned on March 18, 2003, at the annual meeting of shareholders of SonoSite to be held at SonoSite’s principal executive offices at 21919-30th Drive S.E., Bothell, Washington 98021 at 8:00 a.m. on Tuesday, April 29, 2003, with authority to vote upon the matters listed on the reverse side, and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDERS IN THE SPACE PROVIDED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES.